Exhibit B


                      ADDENDUM TO STOCK PURCHASE AGREEMENT

     This Addendum to Stock Purchase Agreement is dated as of March , 2000, and amends the Stock Purchase Agreement dated as of February , 2000 ("Agreement"), by and among Vaxcel, Inc., a Delaware corporation ("Company"), Thomas Clay ("Clay"), and Mark Schellenberger ("Schellenberger").

         The Stock Purchase Agreement is amended as follows:

     1. The websites that are listed herein below shall not be transferred to Vaxcel and are not subject to the provisions of the above set forth Stock Purchase Agreement. This list shall constitute a complete disclosure that the listed items and all related rights to names, trademarks, copyrights and other rights and privileges that relate solely to the referenced websites are and shall remain the separate and distinct property of Clay and Schellenberger:

                           (i)      CasinoLand.com,
                           (ii)     CasinoLounge.com,
                           (iii)    BetHouse.com,
                           (iv)     1stBet.com, and
                           (v)      FlamingoLounge.com

     2. At closing, and upon the appointment of the designees of Value to the Company's Board of Directors in accordance with Section 5.2(f) of the Stock Purchase Agreement, Clay and Schellenberger, as such designees, shall approve the following actions:

          (i) The ratification of the Stock Cancellation Agreement, a copy of which has been presented to Clay and Schellenberger concurrently with their execution of this Amendment, between the Company and A-Z Professional Consultants, Inc., a Utah corporation; and

          (ii) The ratification of a Compensation Agreement with Richard Surber, a copy of which has been presented to Clay and Schellenberger concurrently with their execution of this Amendment, including, without limitation, the issuance to Mr. Surber of 500,000 shares of the Company's common stock pursuant to the Company's employee benefit plan, which shares shall be registered for resale under a registration statement on Form S-8, if such registration is lawfully available to the Company and if not available to the Company such shares shall be registered under a registration on Form SB-2.

     3. Except as specifically set forth in this Addendum, all other provisions of the Agreement, shall remain as set forth in the Agreement as executed among the parties and no other change is intended or made by the parties thereto.

         Executed this  day of March, 2000.


                                              /s/ Thomas Clay
                                           --------------------------
                                                  Thomas Clay

                                              /s/ Mark Schellenberger
                                           ---------------------------
                                                  Mark Schellenberger

                               Chattown.com Network, Inc. a Delaware corporation


                                       By:  /s/ Richard D. Surber
                                          ---------------------------------
                                            Richard D. Surber, President





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